QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.5

March 28, 2016

TransCanada Corporation
450 – 1st Street S.W.
Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form F-10 (Registration No. 333-210256) of TransCanada Corporation.

Very truly yours,
/s/ Mayer Brown LLP Mayer Brown LLP

QuickLinks

  Exhibit 5.5